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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this amendment no. 1 to registration statement on Form S-1 of our report dated March 11, 1996, except for the second paragraph of Note 4 as to which the date is May 1, 1996 and paragraphs one and two of Note 11 as to which the date is June 20, 1996, on our audit of the financial statements of Precision Response Corporation. In addition, we consent to the inclusion in this amendment no. 1 to registration statement on Form S-1 of our report dated March 11, 1996, on our audit of the financial statement schedule of Precision Response Corporation. We also consent to the reference to our firm under the captions "Summary Financial and Operating Data", "Selected Financial and Operating Data" and "Independent Public Accountants".


                                          /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                          COOPERS & LYBRAND L.L.P.

Miami, Florida

January 3, 1997